Exhibit 99.1

Contact:	Jerome J. Gassen
President and Chief Executive Officer
(765) 529-2230

AMERIANA BANCORP REPORTS A REVISION TO EARNINGS

FOR THE THREE-MONTH AND SIX-MONTH PERIODS ENDED JUNE 30, 2015

NEW CASTLE, Ind. (August 7, 2015) – Ameriana Bancorp (NASDAQ: ASBI), parent company for Ameriana Bank, today announced that earnings for the second quarter of 2015 previously reported as $278,000, or $0.09 per basic and diluted share, have been revised to $188,000, or $0.06 per basic and diluted share. Earnings for the six month period ended June 30, 2015 have been revised from the previously reported $780,000, or $0.26 per basic and diluted share to $690,000, or $0.23 per basic and diluted share.

The revised financial results reflect increases in income tax expense for the three-month and six-month periods ended June 30, 2015, to $117,000 and $274,000, respectively. The increase in income tax expense of $90,000 for each period was due to the non-deductible nature of a portion of the merger-related expenses incurred by the Company in the second quarter of 2015.

Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank, the Company offers an extensive line of banking services and provides a range of investments and securities products through banking centers in the central Indiana area. Ameriana Bank owns Ameriana Insurance Agency, a full-service insurance agency, and Ameriana Financial Services, which offers securities and insurance products through LPL Financial (Member FINRA/SIPC).

This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets, changes in real estate value and the real estate market, regulatory changes, the possibility of unforeseen events affecting the industry generally, uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, market disruptions and other effects of terrorist activities, and the ability to successfully complete the previously announced merger with First Merchants Corporation on the expected timeframe. For discussion of these and other risks that may cause actual results to differ from expectations, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, on file with the Securities and Exchange

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ASBI Reports Revised Second Quarter 2015 Results

August 7, 2015

Commission, including the section entitled “Risk Factors.” The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

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ASBI Reports Revised Second Quarter 2015 Results

August 7, 2015

AMERIANA BANCORP

Unaudited Financial Highlights

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Interest income	$4,278	$4,385	$8,447	$8,859
Interest expense	631	755	1,277	1,513

Net interest income	3,647	3,630	7,170	7,346
Provision for loan losses	—	150	105	300

Net interest income after provision for loan losses	3,647	3,480	7,065	7,046
Other income	1,513	1,383	3,072	2,747
Other expense	4,855	4,037	9,173	7,954

Income before income taxes	305	826	964	1,839
Income tax	117	223	274	507

Net income	$188	$603	$690	$1,332

Earnings per share:
Basic	$0.06	$0.20	$0.23	$0.45

Diluted	$0.06	$0.20	$0.23	$0.45

Weighted average shares outstanding:
Basic	3,027	2,992	3,024	2,991

Diluted	3,041	2,997	3,039	2,996

Dividends declared per share	$0.04	$0.02	$0.08	$0.04

Net interest margin (fully tax-equivalent basis)	3.50%	3.56%	3.47%	3.64%

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ASBI Reports Revised Second Quarter 2015 Results

August 7, 2015

AMERIANA BANCORP

Unaudited Financial Highlights (Continued)

(In thousands, except per share amounts)

	June 30, 2015	Dec. 31, 2014	June 30, 2014
Total assets	$480,699	$472,818	$474,440
Cash and cash equivalents	21,487	33,142	41,552
Interest-bearing time deposits	3,916	4,164	2,974
Investment securities held to maturity	17,141	7,082	2,346
Investment securities available for sale	47,820	48,084	52,035
Loans receivable	331,326	320,016	316,919
Allowance for loan losses	3,904	3,903	4,004

Loans, net	327,422	316,113	312,915

Allowance for loan losses as a percentage of loans receivable	1.18%	1.22%	1.26%
Non-performing loans	$4,542	$4,391	$4,572
Allowance for loan losses as a percentage of non-performing loans	86.0%	88.9%	87.6%

Deposits:
Non-interest-bearing	$67,711	$61,063	$57,622
Interest-bearing	321,692	317,884	319,613

	389,403	378,947	377,235

Borrowed funds	$42,810	$45,810	$50,810
Shareholders’ equity	41,439	41,052	39,576
Book value per share	13.68	13.59	13.22

Regulatory capital ratios for Ameriana Bank (A):
Tier 1 leverage capital ratio	9.41%	9.49%	9.44%
Common equity tier 1 risk-based capital ratio	13.44%	—	—
Tier 1 risk-based capital ratio	13.44%	14.38%	14.46%
Total risk-based capital ratio	14.62%	15.64%	15.72%

(A)	Ratios for June 30, 2015 were calculated under new Basel III capital rules.

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